UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SOLTA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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NOTICE OF

2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2010

To our stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Solta Medical, Inc. The meeting will be held at our principal executive offices located at 25881 Industrial Boulevard, Hayward, California 94545 on Thursday, June 3, 2010, for the following purposes:

1. To elect three Class I directors, to serve a three-year term which will expire at the 2013 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified;

2. To approve the amendment and restatement of our 2006 Equity Incentive Plan primarily to, among other things, allow Solta Medical, Inc. to qualify awards granted thereunder as “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code;

3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The meeting will begin promptly at 9:00 a.m. local time, and check-in will begin at 8:30 a.m. local time. Only those who are Solta Medical common stockholders of record at the close of business on April 16, 2010 will be entitled to vote and to receive notice of the Annual Meeting and any postponements or adjournments thereof.

By order of the board of directors,

By:	/s/ Stephen J. Fanning
Stephen J. Fanning
Chairman, President and Chief Executive Officer

Hayward, California

April 23, 2010

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY. YOU MAY VOTE VIA THE INTERNET OR BY TELEPHONE, IN EACH CASE AS INSTRUCTED ON THE ENCLOSED PROXY CARD; OR, YOU MAY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN POSTAGE-PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2010.

The Company’s Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at http://phx.corporate-ir.net/phoenix.zhtml?c=178331&p=proxy.

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PROXY STATEMENT

FOR

2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2010

The board of directors of Solta Medical, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2010 Annual Meeting of Stockholders to be held on Thursday, June 3, 2010, beginning at 9:00 a.m., local time, at our principal executive offices located at 25881 Industrial Boulevard, Hayward, California 94545, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we”, “our”, “Solta Medical” and “Company” each refer to Solta Medical, Inc.; the term “proxy materials” means this proxy statement, the enclosed proxy card and our Annual Report, which you should read together with our Form 10-K for the year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission on March 22, 2010; and the term “Annual Meeting” means our 2010 Annual Meeting of Stockholders.

We are sending these proxy materials on or about April 23, 2010, to all stockholders of record at the close of business on April 16, 2010 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date which was April 16, 2010. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is the purpose of the annual meeting?	At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will be available to respond to questions from stockholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting only if you were a Solta Medical stockholder (or joint holder) of record as of the close of business on April 16, 2010, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time.

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof.

How many shares must be present to conduct business?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are as follows:

1.      the election of three nominees to serve as Class I directors on our board; and

2.      the approval of the amendment and restatement of our 2006 Equity Incentive Plan primarily to, among other things, allow the Company to qualify awards granted thereunder as “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code; and

3.      the ratification of the appointment of our independent registered public accounting firm for the 2010 fiscal year.

These proposals are described more fully below in this proxy statement. As of the date of this proxy statement, the only business that our board intends to present or knows of that others will present at the meeting is set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the board recommend that I vote?	Our board recommends that you vote your shares “FOR” the director nominees, “FOR” the approval of the amendment and restatement of our 2006 Equity Incentive Plan, and “FOR” the ratification of independent registered public accounting firm for the 2010 fiscal year.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Solta Medical or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Solta Medical stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope. In addition, if you are a stockholder of record, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling 1 (800) PROXIES (1 (800) 776-9437) and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:59 p.m. on June 2, 2010, the day before the annual meeting. Alternatively, as a stockholder of record, you may vote via the Internet at any time prior to 11:59 p.m. on June 2, 2010, the day before the annual meeting, by going to http://www.voteproxy.com to create an electronic ballot. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director, although it will be counted for purposes of determining whether there is a quorum.

Approval of the Amendment and Restatement of the 2006 Equity Incentive Plan. For the approval of our amendment and restatement of the 2006 Equity Incentive Plan,

the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you choose to “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific written instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the board (“FOR” our nominees to the board, “FOR” the approval of our amendment and restatement of the 2006 Equity Incentive Plan and “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?	A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, which include ratifying the appointment of independent registered public accounting firm but does not include the election of directors or the approval of the amendment and restatement of the 2006 Equity Incentive Plan. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” the ratification of the independent registered public accounting firm. However, beginning this year, if you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote with respect to such proposal and your shares will not be counted as voting in favor of the election of directors.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Stephen J. Fanning (a Director and our President and Chief Executive Officer) and John F. Glenn (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board.

Who will serve as inspector of election?	We expect a representative of American Stock Transfer & Trust Company, our transfer agent, to tabulate the votes and expect John F. Glenn, our Chief Financial Officer, to act as inspector of election at the meeting.

What should I do if I receive more than one proxy?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each Solta Medical proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who is paying the costs?	Your vote is being solicited on behalf of the board, and we will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $10,000 in the aggregate.

How can I find out the results of the voting?	We intend to announce preliminary voting results at the annual meeting and file a Form 8-K within four business days after the end of our annual meeting to report the voting results.

What is the deadline for proposing action or director candidates?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Solta Medical proxy statement for the annual meeting to be held in 2011, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than January 3, 2011. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail next year’s proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission (the “SEC”). Proposals should be addressed to:

Secretary

Solta Medical, Inc.

25881 Industrial Boulevard

Hayward, California 94545

Nomination of Director Candidates: If you wish to propose a director candidate for consideration by our board, your recommendation should include information required by our Bylaws and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, the stockholder must give submit the recommendation within the time period set forth above for Stockholder Proposals.

Copy of Bylaw Provisions: You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

How can I obtain the Proxy Materials on the Internet?	This Proxy Statement, the form of proxy card and the Annual Report on Form 10-K are available at http://phx.corporate-ir.net/phoenix.zhtml?c=178331&p=proxy.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of April 16, 2010, except where otherwise noted, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•

each of our executive officers named in the summary compensation table on page 27 (our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers);

•	each of our current directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole voting power, shared voting power, or investment power and includes any shares that the individual has the right to acquire within 60 days of April 16, 2010 through the exercise of any stock option or other right. The number and percentage of shares “beneficially owned” is computed on the basis of 59,360,668 shares of our common stock outstanding as of April 16, 2010. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or Schedules 13D and 13G filed with the SEC.

Shares of our common stock that a person has the right to acquire within 60 days of April 16, 2010 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and dispositive power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for whom an address is not otherwise provided is c/o Solta Medical, Inc., 25881 Industrial Boulevard, Hayward, California 94545.

Beneficial Owner	Number of Shares		Options Exercisable Within 60 Days	Approximate Percent Owned
5% Stockholders
Individuals and entities affiliated with Three Arch Capital, L.P.	6,582,733	(1)	—	11.1%
3200 Alpine Road
Portola Valley, CA 94028

Individuals and entities affiliated with Meritech Capital Partners	5,415,504	(2)	—	9.1%
245 Lytton Ave, Suite 350
Palo Alto, CA 94301

Individuals and entities affiliated with Delphi Ventures, L.P.	3,490,091	(3)	—	5.9%
3000 Sand Hill Road
Menlo Park, CA 94025

Individuals and entities affiliated with Longitude Capital Partners, LLC	3,123,681	(4)	—	5.3%
800 El Camino Real, Ste 220
Menlo Park, CA 94025

Individuals and entities affiliated with Great Point Partners, LLC	2,970,298	(5)	—	5.0%
165 Mason Street, 3rd Floor
Greenwich, CT 06830

Named Executive Officers, Directors and Director Nominees
Stephen J. Fanning	48,270		1,080,666	1.9%
John F. Glenn	15,130		156,456	*
William Brodie	18,790		115,914	*
Clint Carnell	63,865		276,653	*
Leonard DeBenedictis(6)	179,864		133,936	*
Harold L. Covert	—		54,304	*
Cathy L. McCarthy	—		54,304	*
Marti Morfitt	3,400		54,304	*
Mark M. Sieczkarek	—		68,214	*
Eric B. Stang(7)	5,122		22,972	*
Edward W. Knowlton, M.D.	850,000		95,416	1.6%
All executive officers, directors and director nominee as a group (15 persons)	1,258,592		2,408,944	5.9%

*	Indicates ownership of less than 1%.
(1)	Consists of 6,285,596 shares held by Three Arch Capital, L.P. (“TAC”) and 297,137 shares held by TAC Associates, L.P. (“TACA”). TAC Management, L.L.C. (“TACM”), the general partner of TAC and TACA, may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by TAC and TACA. Barclay Nicholson (“Nicholson”), Wilfred Jaeger (“Jaeger”) and Mark Wan (“Wan”) are the managing members of TACM and may be deemed to have shared power to vote and shared power to dispose of shares of the issuer directly owned by TAC and TACA.
(2)	Consists of 5,240,591 shares held by Meritech Capital Partners II L.P. (“MCP II”), 134,844 shares held by Meritech Capital Affiliates II L.P. (“MC AFF II”), and 40,069 shares held by MCP Entrepreneur Partners II L.P. (“MEP II”). Meritech Capital Associates II L.L.C. (“MCA II”) is the general partner of MCP II, MC AFF II and MEP II, and may be deemed to have indirect beneficial ownership of shares of the issuer directly owned by MCP II, MC AFF II and MEP II. Meritech Management Associates II L.L.C. (“MMA II”) is a managing member of MCA II and may be deemed to have indirect beneficial ownership of shares of the issuer directly owned by MCP II, MC AFF II and MEP II. Paul Madera (“Madera”) and Michael Gordon (“Gordon”) are managing members of MMA II and may be deemed to have indirect beneficial ownership of shares of the issuer directly owned by MCP II, MC AFF II and MEP II.

(3)	Consists of 2,737,315 shares held by Delphi Ventures VII, L.P. (“DV VII”), 27,370 shares held by Delphi BioInvestments VII, L.P. (“DBI VII”), 717,624 shares held by Delphi Ventures V, L.P. (“DV V”), and 7,782 shares held by Delphi BioInvestments V, L.P. (“DBI V”). Delphi Management Partners VII, L.L.C. (“DMP VII”) is the general partner of DV VII and DBI VII and may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by DV VII and DBI VII. James J. Bochnowski (“Bochnowski”), David L. Douglass (“Douglass”), John F. Maroney (“Maroney”), Douglas A. Roeder (“Roeder”) and Deepika R. Pakianathan, Ph.D. (“Pakianathan”) are the managing members of DMP VII and may be deemed to have shared power to vote and shared power to dispose of the shares of the issuer directly owned by DV VII and DBI VII. Delphi Management Partners V, L.L.C. (“DMP V”) is the general partner of DV V and DBI V and may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by DV V and DBI V. Bochnowski, Douglass, Donald J. Lothrop (“Lothrop”), and Kevin L. Roberg (“Roberg”) are the managing members of DMP V and may be deemed to have shared power to vote and shared power to dispose of the shares of the issuer directly owned by DV V and DBI V.
(4)	Includes 3,062,307 shares of common stock owned of record by Longitude Venture Partners, L.P. (“LVP”), and 61,374 shares of common stock owned of record by Longitude Capital Associates, L.P. (“LCA”). Does not include 1,213,305 shares of common stock underlying warrants owned of record by LVP and 24,319 shares of common stock underlying warrants owned of record by LCA. The warrants are not exercisable until July 8, 2010.
(5)	Consists of 1,138,614 shares owned by Biomedical Value Fund, LP (“BVF”), 594,060 shares owned by Biomedical Offshore Value Fund, Ltd. (“BOVF”), 742,574 shares owned by Class D Series of GEF-PS, L.P. (“GEF-PS”) and 495,050 shares owned by Biomedical Institutional Value Fund, LP (“BIVF”). Does not include 569,307 shares underlying a warrant held by BVF, 297,030 shares underlying a warrant held by BOVF, 371,287 shares underlying a warrant held by GEF-PS and 247,525 shares underlying a warrant owned by BIVF. The warrants are not exercisable until July 8, 2010.
(6)	Includes 117,260 shares held by Len DeBenedictis Charitable Remainder Unitrust U/A 8/3/95 and 50,769 shares held by PTC Custodian FBO Len DeBenedictis.
(7)	Includes 50 shares held by Stang Family Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2009, all reports were timely filed.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Our current Chairman is also the current President and Chief Executive Officer. In addition, the nominating and governance committee has designated a Lead Independent Director. The board of directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. The board of directors believes that the Company’s current model of the combined Chairman/President and Chief Executive Officer in conjunction with the lead director position with the duties described below is the appropriate leadership structure for Solta Medical at this time.

Our Lead Independent Director’s responsibilities include reviewing and approving the agenda for board meetings and leading executive sessions of the board of directors during which our independent directors meet without management present, and providing consolidated feedback from those meetings to the Chairman and Chief Executive Officer. These executive sessions allow the board of directors to review key decisions and discuss matters in a manner that is independent of the Chief Executive Officer. Our Lead Independent Director also has the authority to call meetings of the board of directors in executive session and serves as a liaison to the Chairman and Chief Executive Officer in consultation with the other independent directors.

Risk Oversight & Analysis

Management is responsible for the day-to-day management of risks the Company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes implemented by management are adequate and functioning as designed. As a critical part of this risk oversight role, the board encourages full and open communication between management and the board of directors. Senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk-related and other matters. The board of directors regularly receives presentations from senior management on strategic matters involving our operations to enable it to understand our risk identification, risk management and risk mitigation strategies. The board also holds strategic planning sessions with senior management to discuss strategies, key challenges and risks and opportunities for the company.

While the board is ultimately responsible for risk oversight at Solta Medical, our committees assist the board in fulfilling its responsibilities in certain areas of risk. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure.

Board of Directors and Committee Composition

Our authorized number of directors is eight. Our board of directors is divided into three classes, each with staggered three-year terms expiring at the annual meeting of stockholders for the year specified below. Our board has three standing committees: (1) Nominating and Governance, (2) Compensation, and (3) Audit.

Name	Age	Current Term Expires	Nominating and Governance Committee	Compensation Committee	Audit Committee
Employee Director and Nominee:
Stephen J. Fanning	58	2010

Employee Director:
Leonard DeBenedictis	69	2011

Non-Employee Directors:
Edward W. Knowlton, M.D.	61	2011
Cathy L. McCarthy	62	2012		Member	Member
Mark M. Sieczkarek	55	2012		Chair	Member
Eric B. Stang	50	2012

Non-Employee Directors and Nominees:
Harold L. Covert	63	2010	Member		Chair
Marti Morfitt	52	2010	Chair	Member

Number of Meetings in Fiscal 2009			1	6	8

Director Nominees

Stephen J. Fanning. Mr. Fanning has been our President and Chief Executive Officer since January 2005 and Chairman of the board of directors since July 2006. From August 2001 to January 2005, Mr. Fanning served as the President and Chief Executive Officer of Ocular Sciences, a manufacturer and distributor of disposable contact lenses. Previously, Mr. Fanning served in various senior executive positions at Johnson & Johnson for over 25 years. Mr. Fanning currently serves as a director of a privately held company that develops medical devices outside of the aesthetics market. Within the past five years, Mr. Fanning also served on the board of directors of Isolagen, a biotechnology company. Mr. Fanning received his B.S. degree from Philadelphia University.

For the following reasons, the board concluded that Mr. Fanning should serve as a director of Solta Medical. As President and Chief Executive Officer, Mr. Fanning has a deep knowledge and understanding of the Company and its business. Mr. Fanning’s prior experience in senior executive positions at Johnson & Johnson as well as his experience in the life sciences industry gives him insight into the strategic and operational issues in the life sciences industry.

Harold L. Covert. Mr. Covert has been a director since July 2007. From September 2009 to present, Mr. Covert has served as President of Silicon Image, Inc., a leader in the secure distribution, presentation and storage of high-definition content. From October 2007 to September 2009, Mr. Covert has served as Chief Financial Officer of Silicon Image. From October 2005 to October 2007, Mr. Covert served as Chief Financial Officer of Openwave Systems, a provider of software solutions for the communications and media industries. From December 2003 to September 2005, Mr. Covert served as Chief Financial Officer of Fortinet, a network security company. From July 2001 to October 2003, Mr. Covert served as Chief Financial Officer of Extreme Networks, a network infrastructure equipment provider. Mr. Covert currently serves as a director of JDS Uniphase, a networking equipment manufacturer, and Harmonic, a leading provider of video delivery solutions to cable, satellite, telco, terrestrial and wireless operators around the world. Within the past five years, Mr. Covert also served on the board of directors of Silicon Image. Mr. Covert received his B.S. degree from Lake Erie College and his M.B.A. from Cleveland State University. Mr. Covert is a Certified Public Accountant.

For the following reasons, the board concluded that Mr. Covert should serve as a director of Solta Medical. Mr. Covert is an experienced financial leader with vast experience in finance and accounting obtained through his education and his tenure as Chief Financial Officer of publicly traded companies including Openwave Systems, Fortinet, Extreme Networks and Silicon Image. The compliance, financial reporting and audit experience Mr. Covert gained in these positions has enabled Mr. Covert to address issues that have arisen at Solta Medical during Mr. Covert’s tenure as chairman of the Company’s audit committee.

Marti Morfitt. Ms. Morfitt has been a director since July 2007. From October 2009 to present, Ms. Morfitt has served as Chief Executive Officer of Airborne, a maker of dietary supplements. From January 2008 to present, Ms. Morfitt has served as President of River Rock Partners. From March 1998 to March 2007, Ms. Morfitt was the President and a director of CNS, a manufacturer and marketer of consumer healthcare products. From 1998 until June 2001 she served as CNS’s President and Chief Operating Officer, and from June 2001 until March 2007 as its President and Chief Executive Officer. Prior to CNS, Ms. Morfitt spent 16 years with The Pillsbury Company, a consumer food products company. Ms. Morfitt currently serves as a director of Graco, a manufacturer of fluid handling systems, Life Time Fitness, a national operator of distinctive and large health and fitness centers, and lululemon athletica, a designer and retailer of technical athletic apparel. Within the past five years, Ms. Morfitt also served on the board of directors of CNS and Intrawest Corporation. Ms. Morfitt received her H.B.A. from the University of Western Ontario and her M.B.A. from York University in Toronto.

For the following reasons, the board concluded that Ms. Morfitt should serve as a director of Solta Medical. With more than nine years leading a publicly traded consumer products company, CNS, as Chief Executive Officer and Chief Operating Officer, Ms Morfitt brings to the board extensive experience in strategic development and operation and organizational alignment. Ms. Morfitt currently serves on the boards of directors of three other publicly traded companies, which provides her with valuable perspective into current best practices at the board level. The strategic and operational experience Ms. Morfitt gained in these positions has enabled Ms. Morfitt to address issues that have arisen at Solta Medical during Ms. Morfitt’s tenure as chairman of the Company’s nominating and governance committee.

Directors Whose Terms Extend Beyond the 2010 Annual Meeting

Leonard C. DeBenedictis. Mr. DeBenedictis has been our Chief Technology Officer and a director since December 2008. From January 2005 to December 2008, Mr. DeBenedictis served as Chief Technology Officer and Executive Vice President of Reliant Technologies. Mr. DeBenedictis also served as President and Chief Executive Officer of Reliant Technologies from November 2005 to October 2006. From January 2003 to January 2005, Mr. DeBenedictis served as President and Chief Technology Officer of Reliant Technologies. From February 2002 to January 2003, Mr. DeBenedictis served as Vice President, New Product Development of Reliant Technologies. Mr. DeBenedictis holds a B.S. in Physics from the University of California at Santa Barbara and an M.S. in Physics from California State University at San Diego.

For the following reasons, the board concluded that Mr. DeBenedictis should serve as a director of Solta Medical. As Chief Technology Officer, Mr. DeBenedictis is deeply familiar with the strategic, product development and technological issues of the Company and the industry. Mr. DeBenedictis’ experience as Chief Technology Officer of Reliant Technologies prior to our acquisition of that company provided Mr. DeBenedictis with extensive experience and familiarity with the Fraxel brand of laser systems. Mr. DeBenedicts’ over 30 years of experience in lasers, laser scanners, medical systems and senior management within the laser industry make his input and experience invaluable to Solta Medical.

Edward W. Knowlton, M.D. Dr. Knowlton is our founder and has been a director since January 1996. From August 2004 to the present, Dr. Knowlton has been retired from the practice of medicine, and has focused on developing medical technologies and consulting for us. From November 1978 to August 2004, Dr. Knowlton served as the President of Edward W. Knowlton, M.D. Inc., a private practice in plastic surgery. He founded the Danville Ambulatory Surgery Center, an outpatient center for plastic surgery, in 1983. Dr. Knowlton received his M.D. from Washington University.

For the following reasons, the board concluded that Dr. Knowlton should serve as a director of Solta Medical. Dr. Knowlton has a depth of medical and healthcare experience. Due to his experience as a plastic surgeon, he is very knowledgeable of our customer base and the use of our products in the field. In addition, due to his long association with Solta Medical, he has deep institutional knowledge of the Company’s operations and management as well as the aesthetics industry generally.

Cathy L. McCarthy. Ms. McCarthy has been a director since July 2007. Ms. McCarthy is President & Chief Executive Officer and director and Chairman of the Board of SM&A, a provider of business capture and post-award risk mitigation services. Since 2000, Ms. McCarthy has served in various senior executive positions at SM&A, including Executive Vice President, Chief Financial Officer, Corporate Secretary and from 2005 to mid-2007, Ms. McCarthy served as its President and Chief Operating Officer. Ms. McCarthy currently serves as a director of the Orange County Advisory Board of City National Bank. Ms. McCarthy attended Robert Morris College majoring in finance and accounting, the University Of Wisconsin School Of Banking at Madison and the Carnegie Mellon University Executive Finance & Accounting Program.

For the following reasons, the board concluded that Ms. McCarthy should serve as a director of Solta Medical. Through her various roles at SM&A, including her tenure as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, Ms. McCarthy brings to the board strategic, management and financial ability at senior executive levels as well as demonstrated leadership ability and experience.

Mark M. Sieczkarek. Mr. Sieczkarek has been a director since July 2006. From April 2003 to the present, Mr. Sieczkarek has served as the President and Chief Executive Officer and director of Conceptus, a medical device company. From 1995 to January 2003, Mr. Sieczkarek served in various senior executive positions at Bausch & Lomb, an eye care company, including as President of the Americas, President of Europe, Middle East and Africa, Vice President of Finance and Information Management and Technology of Bausch & Lomb Surgical, Vice President of Corporate Development of Bausch & Lomb Surgical, and Vice President and Controller of North American Vision Care. Previously, he served as the Vice President and Chief Financial Officer of KOS Pharmaceuticals. Mr. Sieczkarek currently serves as a director of the Medical Device Manufacturers Association, a national trade association that represents independent manufacturers of medical devices, diagnostic products and healthcare information systems. Mr. Sieczkarek received his B.S. degree from the State University of New York at Buffalo and his M.B.A. from Canisius College.

For the following reasons, the board concluded that Mr. Sieczkarek should serve as a director of Solta Medical. Mr. Sieczkarek brings extensive experience in the medical device industry serving as Chief Executive Officer and President of a well known public company and as a senior executive at Bausch & Lomb. Mr. Sieczkarek also serves as a director of the same company providing him with valuable insight in the workings and best practices at the board level. The executive and public company reporting experience Mr. Sieczkarek gained in these positions has enabled Mr. Sieczkarek to address issues that have arisen at Solta Medical during Mr. Sieczkarek’s tenure as chairman of the Company’s compensation committee.

Eric B. Stang. Mr. Stang has been a director since December 2008. From January 2009 to present, Mr. Stang has served as Chief Executive Officer of ooma, Inc. a provider of broadband telephony products. From October 2006 to December 2008, Mr. Stang served as President and Chief Executive Officer and director of Reliant Technologies. Mr. Stang served as Chairman, President and Chief Executive Officer of Lexar Media, a digital media products company, from July 2003 until its acquisition in June 2006 and until September 2006 in a transition role. From July 2001 to July 2003, Mr. Stang served as President, Chief Executive Officer and on the board of directors of Lexar Media. Mr. Stang currently serves as a director of Rambus, a leading provider of chip-to-chip interface products and services. Within the past five years, Mr. Stang also served on the board of directors of Lexar Media. Mr. Stang received his B.A. degree from Stanford University and his M.B.A. from the Harvard Business School.

For the following reasons, the board concluded that Mr. Stang should serve as a director of Solta Medical. Mr. Stang’s experience as President and Chief Executive Officer and director of Reliant Technologies provided Mr. Stang not only with extensive experience in operations but also with regard to strategic planning and best practices at the board level. His prior executive experience demonstrates his management and financial ability at senior levels. His service as director for a public company board as well as two private companies allow him to provide valuable input to our board of directors.

Board and Committee Meetings

In the year ended December 31, 2009, our board of directors held 10 meetings, including five regularly scheduled meetings and five special meetings. Our board of directors has an audit committee, a compensation committee and a nominating and governance committee. Each of our directors attended at least 75% of the aggregate meetings of the board and the committees on which he or she served that were held in 2009. We also encourage, but do not require our directors to attend the annual meeting. Director Stephen J. Fanning attended the annual meeting in 2009. No other board members attended that meeting, in person or telephonically.

Audit Committee. Our audit committee is a standing committee of, and operates under a written charter adopted by, our board of directors. The committee’s written charter is available on our website at http://www.solta.com. Our audit committee is chaired by Mr. Covert and also includes Ms. McCarthy and Mr. Sieczkarek, each of whom is independent within the meaning of applicable SEC and Nasdaq rules. Our board of directors has determined that Mr. Covert qualifies as an audit committee financial expert. The committee is authorized to:

•	appoint our independent registered public accounting firm;

•	review our internal accounting procedures and financial statements; and

•	consult with and review the services provided by our independent registered public accounting firm, including the results and scope of their audit.

Compensation Committee. Our compensation committee is a standing committee of, and operates under a written charter adopted by, our board of directors. The compensation committee, together with our board, establishes compensation for our Chief Executive Officer and our other executive officers and administers the 2006 Equity Incentive Plan, as amended, the 2006 Employee Stock Purchase Plan, and the 1997 Stock Option Plan. The committee’s written charter is available on our website at http://www.solta.com. Our compensation committee is chaired by Mr. Sieczkarek and also includes Ms. McCarthy and Ms. Morfitt, each of whom is independent within the meaning of applicable SEC and Nasdaq rules. The committee is authorized to:

•	discharge the board’s responsibilities relating to compensation of our executive officers;

•	administer our stock option plans, stock purchase plans, restricted stock plans and any other equity incentive plans we adopt; and

•	provide disinterested administration of any employee benefit plans in which our executive officers are eligible to participate.

Our compensation committee also assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our compensation committee may form and delegate authority to subcommittees when appropriate.

In determining the compensation of the executive officers, our compensation committee has engaged Compensia, an outside executive compensation consultant, to analyze trends in executive compensation and the compensation of our executive officers compared to its industry peer group. In addition, the Compensation Committee considers the recommendations of Mr. Fanning with respect to the compensation of the executive officers other than himself.

In fulfilling its role in assisting the board in its oversight responsibilities, our compensation committee believes that the various elements of our compensation program mitigate against and do not encourage excessive risk taking and instead encourages behaviors that support sustainable value creation. Therefore, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating and Governance Committee. Our nominating and governance committee is a standing committee of, and operates under a written charter adopted by, our board of directors. The committee’s written charter is available on our website at http://www.solta.com. Our nominating and governance committee is chaired by Ms. Morfitt and also includes Mr. Covert. Ms. Morfitt and Mr. Covert are independent within the meaning of applicable SEC and Nasdaq rules.

The committee is authorized to:

•	discuss and recommend to full board of directors for approval by a majority of the independent members of the board of directors all nominees for membership on the board of directors;

•

discuss and recommend to full board of directors for approval by a majority of the independent members of the board of directors the appointment of directors to committees of the board of directors and suggested rotations for chairmen of committees of the board of directors;

•	review issues and developments relating to corporate governance; and

•	evaluate the effectiveness of the operation of the board of directors and its committees.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. As described above in the Question and Answer section of this proxy statement under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our board. In addition, the Nominating and Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) of director candidates. A stockholder may recommend a candidate for the board of directors by submitting the following information to our Secretary at 25881 Industrial Boulevard, Hayward, California 94545: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references and information regarding any relationships between the candidate and Solta Medical within the last three years. In addition, the party making the recommendation must submit evidence of being a Solta Medical stockholder.

Director Qualifications. Members of the board should have the highest professional and personal ethics and values, and conduct themselves in a manner consistent with our Code of Business Conduct and Ethics. The Committee has not established specific minimum qualifications for director candidates, however, it believes that the board of directors should be comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall board effectiveness, and (iv) meet other criteria as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identifying and Evaluating Director Nominees; Diversity. Typically new candidates for nomination to our board are suggested by existing directors or by our executive officers. Candidates may also come to the attention of our board through professional search firms, stockholders or other persons. The nominating and governance committee will carefully review the qualifications of any candidates who have been properly brought to its attention. Such review may, in the nominating and governance committee’s discretion, include a review solely of information provided to the nominating and governance committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the nominating and governance committee deems proper. The nominating and governance committee will consider the suitability of each candidate, including the current members of the board, in light of the current size and composition of the board. While we do not have a formal diversity policy for board membership, the board of directors seeks members who represent a mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. In evaluating the qualifications of the candidates, the nominating and governance committee considers many factors, including, diversity with respect to judgment, independence, age, gender and race, skills and expertise, professional experience, length of service, other commitments and the like. The nominating and governance committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders will be evaluated by the independent directors using the same criteria as other candidates.

Director Nominees at our 2010 Annual Meeting. Our nominating and governance committee recommended Stephen J. Fanning, Harold L. Covert and Marti Morfitt for nomination to our board.

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. We have adopted a Code of Business Conduct and Ethics (the “Code”) for our directors, officers (including our principal executive officer and principal financial officer) and employees. The Code reflects our values and the business practices and principles of behavior that support this commitment. The Code satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The Code is available on our website at http://www.solta.com under “Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on our website.

Communications with the Board of Directors

Stockholders wishing to communicate with the board or with an individual board member concerning Solta Medical may do so by writing to the board or to the particular board member, and mailing the correspondence to Attn: Board of Directors, c/o Secretary, Solta Medical, Inc., 25881 Industrial Boulevard, Hayward, California 94545. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Director Compensation

From January 1, 2008 to December 31, 2009, each of our non-employee directors received a $25,000 annual retainer, to be paid quarterly for general service as a director and $1,500 per meeting for attendance in person or $500 for participation via telephone.

From January 1, 2009 to December 31, 2009, the chairpersons of our audit committee, compensation committee, and nominating and governance committee received an annual retainer of $15,000, $10,000 and $4,000, respectively, with each amount to be paid on a quarterly basis, in consideration for their services in these roles. In addition, each chairperson received $500 for attendance at each committee meeting. Further, non-employee director members of our audit committee, compensation committee, and nominating and governance committee received an annual retainer of $5,000, $4,000 and $2,000, respectively, with each amount to be paid on a quarterly basis. Each non-employee director committee member also received $500 for attendance at each committee meeting.

In addition, the lead independent director, Mr. Sieczkarek, received an annual retainer of $10,000.

Directors may be reimbursed for expenses incurred in connection with their attendance at board of directors and committee meetings.

In the past, we granted directors options to purchase our common stock pursuant to the terms of our 1997 Stock Option Plan. We now provide for the automatic grant of non-statutory options to our non-employee directors under our 2006 Equity Incentive Plan, as amended. From January 1, 2009 to December 31, 2009, each non-employee director first appointed to the board of directors received an initial option to purchase 50,000 shares upon such appointment. These options will vest ratably as to 1/36th of the shares subject to the option each month, subject to the director’s continued service on each relevant vesting date. In addition, non-employee directors who had been directors for at least six months received an option to purchase 25,000 shares immediately following the annual meeting of our stockholders. These options will vest ratably as to 1/12th of the shares subject to the option each month, subject to the director’s continued service on each relevant vesting date. All options granted under the automatic grant provisions have a term of ten years and an exercise price equal to the fair market value on the date of grant.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2009.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation		Total
Harold L. Covert	$62,000	$16,863	—		$78,863
Edward W. Knowlton, M.D.	38,000	16,863	$75,000	(2)	129,863
Cathy L. McCarthy	57,000	16,863	—		73,863
Marti Morfitt	50,250	16,863	—		67,113
Mark M. Sieczkarek	73,000	16,863	—		89,863
Eric B. Stang	34,500	—	—		34,500

(1)	Amounts represent the dollar amount of compensation cost recognized over the requisite service period, in accordance with ASC Topic 718, which include both the amounts recorded as compensation expense in our statement of operations for the 2009 fiscal year as well as amounts to be recognized in future requisite service periods.
(2)	Amount represents consulting fees earned under a consulting agreement with Dr. Knowlton.

During fiscal 2009, our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table.

Name	Grant Date	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards(1)
Harold L. Covert	6/4/09	25,000	$1.39	$16,683
Edward W. Knowlton, M.D.	6/4/09	25,000	1.39	16,683
Cathy L. McCarthy	6/4/09	25,000	1.39	16,683
Marti Morfitt	6/4/09	25,000	1.39	16,683
Mark M. Sieczkarek	6/4/09	25,000	1.39	16,683

(1)	Amounts represent the dollar amount of compensation cost recognized over the requisite service period, in accordance with ASC Topic 718, which include both the amounts recorded as compensation expense in our statement of operations for the 2009 fiscal year as well as amounts to be recognized in future requisite service periods.

Aggregate number of option awards outstanding (both exercisable and unexercisable) for each of our directors at fiscal year-end are set forth in the following table.

Name	Number of Option Awards Outstanding
Harold L. Covert	57,500
Edward W. Knowlton, M.D.	97,500
Cathy L. McCarthy	57,500
Marti Morfitt	57,500
Mark M. Sieczkarek	70,298
Eric B. Stang	50,000

Director Independence

Our board of directors has determined that directors Edward W. Knowlton, M.D., Cathy L. McCarthy and Mark M. Sieczkarek and director nominees Harold L. Covert and Marti Morfitt are each independent within the meaning of the rules of The NASDAQ Stock Market LLC. Mr. DeBenedictis, Mr. Fanning and Mr. Stang are not considered to be independent.

Our compensation committee is currently chaired by Mr. Sieczkarek and also includes Ms. McCarthy and Ms. Morfitt, each of whom is independent within the meaning of the rules of The NASDAQ Stock Market LLC and applicable SEC rules.

Our nominating and governance committee is currently chaired by Ms. Morfitt and also includes Mr. Covert. Ms. Morfitt and Mr. Covert are independent within the meaning of the rules of The NASDAQ Stock Market LLC and applicable SEC rules.

In determining the independence of Edward W. Knowlton, M.D., our board of directors took into consideration our consulting agreement with Edward W. Knowlton, M.D. to obtain consulting services related to the development of our Thermage system. Pursuant to the consulting agreement, Dr. Knowlton provides approximately six days of consulting services per month at a rate of $6,250 per month for an indefinite term. The consulting agreement is terminable by either party upon a one-year written notice.

In addition, our board of directors considered the fact that Dr. Knowlton was neither a beneficial owner of 5% of our common stock nor did the aggregate fees under his consulting agreement exceed $120,000 during any period of 12 consecutive months within the previous three years. Furthermore, our board considered that Dr. Knowlton is neither an executive officer nor an employee of the company.

Related Party Transactions

We describe below transactions and series of similar transactions that have occurred during our last fiscal year to which we were a party or a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

In 2009, there were no related party transactions.

Review, Approval or Ratification of Related Party Transactions

As provided by our audit committee charter, our audit committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our audit committee any such related party transaction prior to its completion. We have not adopted specific standards for approval of related party transactions, but instead our audit committee reviews each such transaction on a case-by-case basis. Our policy is to require that all executive compensation-related matters be recommended and approved by our compensation committee as provided by our compensation committee charter and be reported under applicable SEC rules.

REPORT OF THE AUDIT COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Audit Committee is responsible for providing oversight to Solta Medical’s accounting and financial reporting processes and the audit of Solta Medical’s financial statements. The Audit Committee monitors Solta Medical’s external audit process, including auditor independence matters, the scope and fees related to audits, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee also reviews the results of the external audit with regard to the adequacy and appropriateness of our financial, accounting and internal controls over financial reporting. In addition, the Audit Committee generally oversees Solta Medical’s internal compliance programs. The function of the Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee members are not professional accountants or auditors. Under its Charter, the Audit Committee has authority to retain outside legal, accounting or other advisors as it deems necessary to carry out its duties and to require Solta Medical to pay for such expenditures.

The Audit Committee provides counsel, advice and direction to management and the independent registered public accounting firm on matters for which it is responsible, based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.

Solta Medical’s management is responsible for the preparation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1. Solta Medical management has represented to the Audit Committee that the 2009 audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements for 2009 with Solta Medical’s management and the independent registered public accounting firm.

2. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T.

3. The Audit Committee has received written disclosures and a letter from the independent registered public accounting firm, Deloitte & Touche LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

4. Based on the review and discussion referred to above, the Audit Committee recommended to the board, and the board has approved, that the audited financial statements be included in Solta Medical’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The foregoing report is provided by the undersigned members of the Audit Committee.

Hal Covert, Chairman

Cathy McCarthy

Mark M. Sieczkarek

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and officers. The following table sets forth certain information concerning our executive officers and directors, as of April 16, 2010:

Name	Age	Position
Stephen J. Fanning	58	President, Chief Executive Officer and Chairman of the board of directors
Leonard DeBenedictis	69	Chief Technology Officer and Director
John F. Glenn	48	Chief Financial Officer
Clint Carnell	40	Chief Operating Officer
William Brodie	46	Vice President of Global Sales
H. Daniel Ferrari	51	Vice President of Finance
Kristine Foss	56	Vice President of Clinical and Regulatory
Douglas W. Heigel	49	Vice President of Operations
Jeffrey C. Nardoci	49	Vice President of Global Marketing

Further information with respect to Stephen J. Fanning and Leonard DeBenedictis is provided above under “Director Nominees” and “Directors Whose Terms Extend Beyond the 2010 Annual Meeting”.

John F. Glenn. Mr. Glenn has been our Chief Financial Officer since January 2008. From October 2004 to September 2007, Mr. Glenn served as Chief Financial Officer, Vice President of Finance, Treasurer and Secretary of Cholestech, a provider of diagnostic tools and information for the risk assessment and therapeutic monitoring of heart disease and inflammatory disorders. From 1990 to January 2004, Mr. Glenn served as the Chief Financial Officer and Vice President of Finance for Invivo, a medical device company. Mr. Glenn received his B.S. in Business Administration from the University of Nevada and M.B.A. from Santa Clara University.

Clint Carnell. Mr. Carnell has been our Chief Operating Officer since January 2008. From September 2005 to January 2008, Mr. Carnell served as our Vice President, U.S. Sales. Prior to joining Solta Medical, Mr. Carnell served in various sales and management positions with Bausch & Lomb including Vice President of US Surgical Sales from 2002 to 2005. Previously, Mr. Carnell was the founder, Co-Managing Partner and Board Member of Charleston Renal Care, a provider of dialysis services. He also held positions in other medical device companies including Johnson & Johnson, Chiron and Gambro Healthcare. Mr. Carnell received his B.A. degree from Duke University.

William Brodie. Mr. Brodie has been our Vice President of Global Sales since January 2009. From January 2008 to January 2009, Mr. Brodie served as our Vice President of US Sales. From February 2006 to January 2008, Mr. Brodie served as our Director of Sales, Eastern U.S. From September 1998 to February 2006, Mr. Brodie served as Vice President of Sales and Field Operations and held various sales management positions with Benco Dental, a company specializing in dental office equipment sales, office design and supply management. Mr. Brodie received his B.S. degree from Rollins College and M.S. in Management from Georgia Institute of Technology.

H. Daniel Ferrari. Mr. Ferrari has been our Vice President of Finance since July 2009. From January 2008 to June 2009, he served our Vice President, Business & Financial Planning. From November 2004 to January 2008, Mr. Ferrari served as our Senior Director of Finance. From April 2004 to November 2004, Mr. Ferrari was a consultant for the Company. From September 2001 to March 2004, Mr. Ferrari served as Vice President, Corporate Controller of Critical Path, Inc., a publicly held enterprise software and hosted messaging company. From 1999 to 2001, Mr. Ferrari was a financial consultant for a number of private companies, advising executive management and venture capital investors regarding business model optimization, mergers and acquisitions, funding strategy, the IPO process and other financial matters. Prior to consulting, Mr. Ferrari served as Vice President, Finance of ReSound, Inc. a publicly held hearing device company, and was with the company from 1994 through 1999. Mr. Ferrari received his B.S. degree in Commerce and M.B.A. from Santa Clara University.

Kristine Foss. Ms. Foss has been our Vice President of Clinical and Regulatory since February 2010. From January 2007 to February 2010, Ms. Foss served as Vice President of Global Regulatory and Clinical affairs at Ultrashape. From August 2005 to December 2006, served as Vice President of Clinical and Regulatory Affairs at Mentor. Ms. Foss received her B.A. degree from Northwestern University and is a certified regulatory affairs professional (RAC).

Douglas W. Heigel. Mr. Heigel has been our Vice President of Operations since July 2003. From May 2002 to July 2003, he served as our Senior Director of Operations. From October 1995 to February 2002, Mr. Heigel worked for Argonaut Technologies, a biotech company, first as their Director of Manufacturing and then as Vice President, Manufacturing. In 1995 Mr. Heigel was Director of Manufacturing for Biomolecular Technologies, an early state biotech company. From 1988 to 1995, Mr. Heigel held engineering and operations management positions with Microsensor Technology, a measurement instrumentation company. Mr. Heigel received his B.S. degree from Oregon State University.

Jeffrey C. Nardoci. Mr. Nardoci has been our Vice President of Global Marketing since September 2009. From 2002 to December 2008, Mr. Nardoci served as Vice President of Commercial Operations of U.S. Vision Care with Bausch & Lomb. Prior to Bausch & Lomb, from 1997 to 2002, Mr. Nardoci was an executive consultant at Meridian Euro RSCG, a sales and marketing consulting group. Mr. Nardoci received his B.A. degree from Fairleigh Dickinson University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and provides perspective for the data presented in the tables and narrative that follow. Our named executive officers for 2009 were the following executive officers:

Name	Title
Stephen J. Fanning	President and Chief Executive Officer
John F. Glenn	Chief Financial Officer
Clint Carnell	Chief Operating Officer
William Brodie	Vice President, Global Sales
Leonard DeBenedictis	Chief Technology Officer

Compensation Philosophy and Objectives

The compensation committee of the board of directors (the “Committee”), together with our board, is responsible for establishing, implementing and monitoring adherence with our compensation philosophy. The Committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. The types of compensation and benefits provided to the named executive officers are similar to those provided to our other executive officers.

The primary objectives of our compensation programs are to:

•	attract and retain the top echelon of performers;

•	establish a direct link between sustained performance and individual rewards;

•	create long-term stockholder value; and

•	provide an ownership opportunity for all employees.

We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. Company performance is the primary measure of success upon which we structure our compensation. We evaluate and reward our executive officers based on their contribution to the achievement of short and longer term goals. The Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executives’ interests with those of stockholders by rewarding performance, with the ultimate objective of improving stockholder value and building a sustainable company. The Committee evaluates each executive’s performance and compensation. The Committee seeks to ensure that we maintain our ability to attract and retain superior employees in key positions and that the compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of a selected group of our peer companies and the broader marketplace from which we recruit and compete for talent. To that end, the Committee believes the compensation provided by us to our executives, including the named executive officers, should include a mix of salary, cash bonuses and equity awards that reward performance and the creation of longer-term stockholder value, and that provide the appropriate level of incentives to retain each executive. Each element of compensation and the practices used to evaluate and inform the Committee’s decisions are discussed in detail below.

Executive compensation is reviewed annually, and adjustments are made to reflect performance-based factors, as well as competitive conditions. Additionally, our 2009 compensation program was impacted by the significant adverse global economic conditions that were affecting our business.

How We Implement and Manage our Executive Compensation Programs

Role of Our Compensation Committee

The Committee sets our overall compensation philosophy, which is reviewed and approved by our board. The Committee also reviews and approves our compensation programs, including the specific compensation of our executive officers other than our Chief Executive Officer. The Committee also reviews and provides recommendations to our board with respect to the compensation of our Chief Executive Officer, and our board approves the Chief Executive Officer’s compensation annually. The Committee regularly meets in executive session to discuss compensation matters. The Committee operates under a written charter adopted by our board. A copy of this charter is available on our website at http://www.solta.com.

The Committee is appointed by our board, and currently is comprised of Cathy L. McCarthy, Marti Morfitt and Mark Sieczkarek. The primary purpose of the Committee is to:

•	discharge the board’s responsibilities relating to compensation of our executive officers;

•	administer our stock option plans, stock purchase plans, restricted stock plans and any other equity incentive plans we adopt; and

•	provide disinterested administration of any employee benefit plans in which our executive officers are eligible to participate.

The Committee assumes primary responsibility for the annual compensation review process.

Role of Compensation Consultant

The Committee, which has the authority to directly engage outside firms or consultants, has retained Compensia, a third-party compensation consulting firm, to support the Committee’s responsibilities in determining executive compensation and administering the related programs. The Committee periodically seeks input from Compensia on a range of external market factors. The Committee has worked with Compensia since 2007. During that time, Compensia has assisted the Committee’s executive compensation-setting process by:

•	reviewing those companies that comprise our peer group and advising on whether any changes to this group were advisable;

•	assisting in the design of our compensation programs for executives and board members, including discussing evolving compensation trends;

•	assisting in the design of our equity ownership guidelines; and

•	compiling and providing market data to assist in setting our compensation plan parameters and measures.

In 2009, the Committee reviewed Compensia’s relationship with the Company and determined that Compensia was independent from management. Other than its role as compensation consultant to the Committee, Compensia performed no other work for the Company. In the future, we may decide not to hire a compensation consultant each year, if we believe that the prior report we obtained, along with publicly-available data from our group, is sufficient to allow us to make informed decisions with regard to executive compensation matters.

Role of Executive Officers

Our Chief Executive Officer aids the Committee by providing recommendations regarding the compensation of all executive officers other than himself. Our Chief Executive Officer also advises the Committee regarding the alignment and weighting of our performance measures under our annual cash incentive (bonus) awards with our overall strategy, the impact of the design of our equity incentive awards on our ability to attract, motivate and retain highly talented executives, and the competitiveness of our compensation program.

Prior to the end of the year, our Chief Executive Officer reviews each executive officer’s performance as well as the Company’s performance against the pre-established financial targets and critical strategic priorities. Our Chief Executive Officer then presents this assessment to the Committee and makes his recommendations with respect to the appropriate base salary, annual bonus payments and grants of long-term equity incentive awards for all executive officers, other than himself. Any executive officer who participates in the Committee’s meetings leaves the meetings during discussions and deliberations of individual compensation actions affecting him or her personally and during the Committee’s executive sessions.

Each named executive officer, with the exception of our Chief Executive Officer, participated in an annual performance review with his or her respective manager, to provide input about his or her contributions to the Company’s goals and objectives for the period being assessed. Our Chief Executive Officer participated in a similar annual review with the Committee and our board. The recommendations of our Chief Executive Officer were assessed in the context of each named executive officer’s performance, along with competitive positioning information generated by Compensia and provided to management and the Committee with respect to base salary, bonus and equity compensation for each executive.

Positioning of Cash and Equity Compensation

The Committee believes it is important when making its compensation-related decisions to be informed as to current compensation practices of comparable publicly held companies in the medical device and life sciences industries. To provide independent and expert advice on appropriate compensation, the Committee directed Compensia to perform an analysis of the executive compensation practices of a number of representative and comparable publicly held companies in the medical device and life sciences industries.

The peer companies included in the analyses used by the Committee to make compensation decisions in 2009 were:

• Accuray	• Cyberonics	• SonoSite

• Biolase Technology	• Cynosure	• TomoTherapy

• Candela	• HealthTronics	• VNUS Medical Technologies

• Cepheid	• Natus Medical	• Volcano

• Cutera	• Palomar Medical Technologies

Companies are selected for inclusion in these analyses based on business characteristics similar to ours, including, but not limited to, similar business model, stage of development, employee headcount, market capitalization, research and development expenditures, cash reserves and revenue. The Committee adjusts the group of peer companies annually to take into account our progression in our stage of development and changes in the comparative companies. The Committee, with the assistance of Compensia, also uses (1) information regarding companies with $50 million to $200 million in annual revenues from the Radford Executive Compensation Survey, which is a broader based compensation data source, and (2) information regarding companies with 150 to 500 employees from a proprietary global life sciences executive compensation survey to further calibrate its analyses. The Committee uses the cash and equity components data from these analyses to help define the competitive total compensation opportunity for each executive officer, but specific pay decisions for each executive are based on his or her past and anticipated contributions, current compensation package, retention risks and overall corporate performance.

Assessment of Corporate and Individual Achievement

Corporate Achievement

At the beginning of each year, management prepares and proposes to the Committee a detailed set of corporate goals covering the expected operating and financial performance of the Company for the year. Our corporate goals are focused towards deliverables expected to advance near-term stockholder value while also building towards long-term stockholder value. These corporate goals are then reviewed and approved by the Committee. The Committee also assigns a specific weighting to each goal and establishes formulas for determining the resulting annual bonus payments based on actual achievement against these goals. In 2009, these goals related to targets in the categories of revenue, operating income and product pipeline goals, each of which was weighted one-third of the total target bonus opportunity. These goals were divided into six-month and 12-month targets. In July 2009 and again in February 2010, the Committee assessed the overall level of corporate achievement based on the Company’s performance relative to these goals.

Individual Achievement

Although the Committee believes that the largest portion of each executive officer’s total compensation should be based on our executive officers’ success as a team and thus based on achievement of shared financial and critical strategic goals, it also believes that there should be some ability to reward individual and departmental contributions. To that end, we consider individual and departmental performance, the impact of that performance on the achievement of our strategic goals and objectives and on the executive team’s performance as significant factors in setting base salary and in granting equity-based compensation. At the beginning of each year, individual goals are established for each named executive officer, except for our Chief Executive Officer, whose performance is evaluated based solely on the corporate goals established for the year. These individual goals are derived from the corporate goals that relate to the named executive officer’s functional area.

Compensation Components

Compensation for our executive officers, including the named executive officers, is broken out into the following components:

Cash Compensation. Cash compensation consists of base salary and an annual bonus opportunity. Compensia assists us in analyzing the companies in our peer group to guide our determination of appropriate cash compensation opportunities. Our cash compensation goals for our executive officers are based upon the following principles:

•	Ensuring that our short-term incentive program is consistent with our compensation philosophy;

•	Payouts should be based primarily on corporate financial performance, rather than individual performance;

•	With improved company performance, pay will increase toward targeted positioning; and

•	Ensuring that individual target incentive opportunities align target total cash compensation levels with desired positioning.

Base Salary and Total Target Cash Compensation. In the past, our goal has been to set the base salaries of our executive officers between the 50th to 60th percentile of our peer group and total target cash compensation at or above the 60th percentile of our peer group. The Committee and our board of directors last approved base salary merit increases for our executive officers in 2008, which represented a 6% increase to our Chief Executive Officer’s salary and an average of 5% per executive other than our Chief Executive Officer. For 2009 and again in 2010, in light of the significant adverse global economic conditions that were affecting our business, the Committee accepted management’s recommendation not to award any base salary increases.

Bonus Program. In addition to base salary, we have a bonus plan covering all full-time regular employees, including our executive officers (except for certain of our employees in manufacturing who participate in a monthly bonus plan and our sales representatives who participate in a sales compensation plan) pursuant to which cash bonus payments and equity awards may be made. As noted above, bonuses are calculated based upon actual achievement of the pre-established corporate financial goals.

For 2009, the Committee approved a bonus plan covering all full-time eligible regular employees, including our executive officers. The target bonus opportunity for our Chief Executive Officer was 80% of his base salary, for our COO and CFO, 50% of their respective base salaries, and for each other executive officer, 40% of his or her respective base salary. Bonuses are payable based on actual achievement against six-month and 12-month performance targets in the categories of revenue, operating income and product pipeline goals, each of which is weighted one-third of the total annualized bonus opportunity. The six-month bonus opportunity represented approximately 36% of the full-year bonus opportunity.

In July 2009, the Committee approved bonuses with respect to the first six months of 2009 for Mr. Fanning in the amount of $74,160, for Mr. Glenn in the amount of $27,295, for Mr. Carnell in the amount of $30,900, for Mr. Brodie in the amount of $18,540 and for Mr. DeBenedictis in the amount of $24,720. These bonus amounts represented approximately 20.6% of the respective executive officer’s full-year target bonus. The bonuses were determined based upon a comparison of our actual results to the six-month target performance objectives, as summarized in the following table:

Performance Category	Target (Threshold)	Actual Achievement	Level of Achievement of Target	Weighting (% of full-year target bonus)
Revenue (6 months)	$57.0 million ($54.0 million)	$52.7 million	0%	15.8%

Non-GAAP Operating Income (6 months)	$1.25 million ($0.5 million)	$1.7 million	100%	5.6%

Product Pipeline	Specified product development and launch milestones	All target dates were met	100%	15.0%

In February 2010, the Committee approved bonuses with respect to the 12 months of 2009 for Mr. Fanning in the amount of $66,024, for Mr. Glenn in the amount of $25,030, for Mr. Carnell in the amount of $28,610, for Mr. Brodie in the amount of $17,084 and for Mr. DeBenedictis in the amount of $22,668. These bonus amounts, combined with the six-month bonus amounts determined and paid in July 2009, represented approximately 38.9% of the respective executive officer’s 12-month target bonus. The bonuses were determined based upon a comparison of our actual results to the 12-month threshold and target performance objectives, as summarized in the following table:

Performance Category	Target (Threshold)	Actual Achievement	Level of Achievement of Target	Weighting (% of full-year target bonus)
Revenue (12 months)	$120.0 million ($115.0 million)	$98.8 million	0%	33.33%

Non-GAAP Operating Income (12 months)	$7.5 million ($5.0 million)	$(1.1) million	0%	33.33%

Product Pipeline	Specified product development and launch milestones	All target dates were met	100%	33.34%

In January 2010, the Committee approved a 2010 corporate bonus plan and again set bonuses targets for our Chief Executive Officer at 80% of his base salary, for our COO and CFO, 50% of their respective base salaries, and for each other executive officer, 40% of his or her respective base salary. Bonuses are payable based on actual achievement against six-month and 12-month performance targets in the categories of revenue, operating income and cash flow from operations goals, each of which is weighted 40%, 30% and 30%, respectively, of the total bonus opportunity. The actual bonuses payable for 2010, if any, will vary depending on the extent to which our actual financial performance meets, exceeds, or falls short of these financial goals as approved by the Committee. We believe that the 2010 goals necessary to trigger a 100% target bonus payout to our executive officers are reasonably achievable.

Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. All employees are eligible to participate in our equity programs. Our equity compensation goals for our executive officers are based upon the following principles:

•	Stockholder and executive interests should be aligned;

•	The program should be structured to provide meaningful retention incentives to participants; and

•	Actual awards should be tailored to reflect individual performance and recruitment/retention goals.

Our practice is to make annual equity grants to our executive officers, consistent with the practices of the companies in our peer group. We generally target our long-term incentive compensation opportunity at or above the median of our peer group. In February 2009 and again in February 2010, the Committee awarded grants to our executive officers that approximated the 50th percentile of our peer group. We also took into consideration the use of equity awards as a means of rewarding achievement and as a means of retention, especially for our executive officers who were mostly vested in their prior awards. In addition, in March 2010, the Committee granted restricted stock units or RSUs to our executive officers. The RSUs vest in three equal annual installments once performance targets in the categories of revenue, operating income and cash flow from operations are achieved. These awards are summarized below:

Executive	2009 Option Awards	2010 Option Awards	2010 RSU Awards
Stephen J. Fanning	381,000	419,000	237,389
John F. Glenn	139,000	175,000	65,991
Clint Carnell	195,000	200,000	115,484
William Brodie	78,000	98,000	94,037
Leonard DeBenedictis	—	103,000	56,422

We issue stock options to our executive officers, directors and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. The date of grant for our executive officers is typically the date of a regularly scheduled board meeting, of which we have four per year. We have no program, plan or practice to select option grant dates (or set board meeting dates) to correspond with the release of material non-public information.

Severance and Change of Control Benefits. We entered into change of control and severance agreements providing for certain change of control benefits for our executive officers, the terms of which are described in more detail below in the sections entitled “Employment Agreements—Change of Control and Severance Agreements” and “Potential Payments Upon Termination or Change in Control.”

Other Benefits. We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all employees:

•	Health, vision and dental insurance;

•	Life insurance;

•	Short-and long-term disability;

•	Section 401(k) plan;

•	Employee assistance plan; and

•	Flexible spending plan.

We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Summary Compensation Table

The following table sets forth summary compensation information for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 for our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers as of the end of the last fiscal year. We refer to these persons as our named executive officers elsewhere in this prospectus. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Stephen J. Fanning President and Chief Executive Officer	2009	$450,000	—	$—		$182,309	$140,184	$—		$772,493
	2008	450,000	—	90,000	(3)	299,007	90,000	—		929,007
	2007	416,325	—	146,246	(4)	547,475	271,001	—		1,381,047

John F. Glenn	2009	268,313	—	—		66,512	52,325	—		387,149
Chief Financial Officer	2008	262,994	—	26,501	(3)	348,670	26,500	—		664,665

Clint Carnell	2009	305,000	—	—		93,308	59,510	95,557	(5)	553,375
Chief Operating Officer	2008	300,000	—	30,000	(3)	199,240	30,000	89,712	(5)	648,952
	2007	260,832		49,917	(4)	131,394	89,956	53,203	(5)	585,302

William Brodie	2009	228,281	—	—		37,323	35,624	62,349	(5)	363,577
Vice President, Global Sales

Leonard DeBeneditics	2009	303,750	—	—		—	47,388	—		351,138
Chief Technology Officer

(1)	Amounts represent the dollar amount of compensation cost recognized over the requisite service period, in accordance with ASC Topic 718, which include both the amounts recorded as compensation expense in our statement of operations for the 2009 fiscal year as well as mounts to be recognized in future requisite service periods.
(2)	Amounts reported on “Non-Equity Incentive Plan Compensation” represent cash amounts paid under our bonus program, a non equity incentive program for the achievement of corporate operating performance. In 2009, our compensation committee determined to pay 39% of the target achievement of corporate performance under the bonus program in cash.
(3)	Represent grant of restricted stock units granted in 2008 and earned in 2008 and 2009. The restricted stock units vested on January 23, 2010.
(4)	Represent grant of restricted stock units earned in 2006 and granted in 2007. The restricted stock units vested in four quarterly installments as follows: March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2008.
(5)	Amounts represent commute-related expenses.

Grants of Plan-Based Awards in 2009

The following table lists grants of plan based awards made to our named executive officers in 2009 and related total fair value compensation for 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards
Name	Grant Date	Threshold	Target	Maximum	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards(2)
Stephen J. Fanning	2/27/09	$—	$—	$—	381,000	$1.00	$182,309
President and Chief Executive Officer	12/10/08	—	360,000	694,800	—	—	—

John F. Glenn	2/27/09	—	—	—	139,000	1.00	66,512
Chief Financial Officer	12/10/08	—	132,500	255,725	—	—	—

Clint Carnell	2/27/09				195,000	1.00	93,308
Chief Operating Officer	12/10/08	—	150,000	289,500	—	—	—

William Brodie	2/27/09	—	—	—	78,000	1.00	37,323
Vice President, Global Sales	12/10/08	—	90,000	173,700	—	—	—

Leonard DeBenedictis	12/10/08	—	120,000	231,600	—	—	—
Chief Technology Officer

(1)	Represents cash amounts payable under our 2009 bonus program, a non equity incentive program for the achievement of corporate operating performance. The maximum amount specified represents 193% of the target achievement of corporate operating performance.
(2)	In the case of options awarded, amounts represent the dollar amount of compensation cost recognized over the requisite service period, in accordance with ASC Topic 718, which include both the amounts recorded as compensation expense in our statement of operations for the 2009 fiscal year as well as amounts to be recognized in future requisite service periods. Page 96 of our Form 10-K describes the assumption made in the valuation of our options under ASC Topic 718.

Employment Agreements

All of our current executive officers have entered into agreements with us which contain restrictions and covenants. These provisions include covenants relating to the protection of our confidential information and the assignment of inventions. None of our employees are employed for a specified term, and each employee’s employment with us is subject to termination at any time by either party for any reason, with or without cause.

Change of Control and Severance Agreements

In June 2008, we entered into the change of control and severance agreements with the following executive officers of the Company: Stephen J. Fanning, John F. Glenn, Clint Carnell, William Brodie, H. Daniel Ferrari, and Douglas W. Heigel. Leonard DeBenedictis and Kristine Foss subsequently entered into a change of control and severance agreement. With respect to Messrs. Fanning and Glenn, such change of control and severance agreements replace and supersede their previous employment agreements described above with respect to the subject matter contained in the change of control and severance agreements.

Agreement with Stephen J. Fanning, Chief Executive Officer:

Pursuant to the terms of the agreement with Mr. Fanning, in the event that Mr. Fanning is terminated without “cause” or resigns for “good reason” either prior to three (3) months before or after twelve (12) months following a change of control of the Company, he will be entitled to receive the following benefits:

•	A lump sum payment equal to two hundred percent (200%) of his annual base salary; and

•	Continuation of certain of his employee benefits for a period of up to twenty-four (24) months following termination.

In addition, in the event that Mr. Fanning is terminated without “cause” or resigns for “good reason” within three (3) months before or twelve (12) months following a change of control of the Company, he will be entitled to receive the following benefits:

•

A lump sum payment equal to two hundred percent (200%) of his annual base salary in effect immediately prior to his termination date or (if greater) at the level in effect immediately prior to the change of control;

•

A lump sum payment equal to two hundred percent (200%) of his annual target bonus for the fiscal year of his termination or (if greater) the annual target bonus in effect immediately prior to the change of control;

•	Continuation of certain of his employee benefits for a period of up to twenty-four (24) months following termination; and

•	Full vesting acceleration of all equity incentive awards held by Mr. Fanning at the time of termination.

Agreements with John F. Glenn, Chief Financial Officer, and Clint Carnell, Chief Operating Officer:

Pursuant to the terms of the agreements with Messrs. Glenn and Carnell, in the event that either of these executive officers is terminated without “cause” or resigns for “good reason” either prior to three (3) months before or after twelve (12) months following a change of control of the Company, he will be entitled to receive the following benefits:

•	A lump sum payment equal to one hundred percent (100%) of the executive’s annual base salary; and

•	Continuation of certain of the executive’s employee benefits for a period of up to twelve (12) months following termination.

In addition, in the event that any of these executive officers is terminated without “cause” or resigns for “good reason” within three (3) months before or twelve (12) months following a change of control of the Company, he will be entitled to receive the following benefits:

•

A lump sum payment equal to one hundred percent (100%) of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the change of control;

•

A lump sum payment equal to one hundred percent (100%) of the executive’s annual target bonus for the fiscal year of the executive’s termination or (if greater) the annual target bonus in effect immediately prior to the change of control;

•	Continuation of certain of the executive’s employee benefits for a period of up to twelve (12) months following termination; and

•	Full vesting acceleration of all equity incentive awards held by the executive at the time of termination.

Agreements with Vice Presidents—William Brodie and Leonard DeBenedictis:

Pursuant to the terms of the agreements with these executives, in the event that any of these executive officers is terminated without “cause” or resigns for “good reason” either prior to three (3) months before or after twelve (12) months following a change of control of the Company, he or she will be entitled to receive the following benefits:

•	A lump sum payment equal to fifty percent (50%) of the executive’s annual base salary; and

•	Continuation of certain of the executive’s employee benefits for a period of up to six (6) months following termination.

In addition, in the event that any of these executive officers is terminated without “cause” or resigns for “good reason” within three (3) months before or twelve (12) months following a change of control of the Company, he or she will be entitled to receive the following benefits:

•

A lump sum payment equal to fifty percent (50%) of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the change of control;

•

A lump sum payment equal to fifty percent (50%) of the executive’s annual target bonus for the fiscal year of the executive’s termination or (if greater) the annual target bonus in effect immediately prior to the change of control;

•	Continuation of certain of the executive’s employee benefits for a period of up to six (6) months following termination; and

•	Full vesting acceleration of all equity incentive awards held by the executive at the time of termination.

For purposes of these agreements, “cause” shall mean (i) the executive officer’s willful failure to substantially perform the executive officer’s duties, other than a failure resulting from the executive officer’s complete or partial incapacity due to physical or mental illness or impairment; (ii) the executive officer’s willful act which constitutes gross misconduct and which is injurious to the Company; (iii) the executive officer’s willful breach of a material provision of the agreement; or (iv) the executive officer’s knowing, material and willful violation of a federal or state law or regulation applicable to the business of the Company.

For purposes of these agreements, “good reason” shall mean the executive officer’s termination of employment within ninety (90) days following the expiration of a reasonable cure period following the occurrence of one or more of the following, without the executive officer’s consent: (i) a material reduction in the executive officer’s authority, duties, or responsibilities relative to the executive officer’s duties, position or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute “good reason”; (ii) a material reduction by the Company of the executive officer’s base salary in effect immediately prior to such reduction; (iii) a material change in the geographic location at which the executive officer must perform services (in other words, the relocation of the executive officer to a facility that is more than fifty (50) miles from the executive officer’s current location).

We have adopted a formal severance benefit plan for our full-time employees. The exact payment to any eligible employee is dependent on rank. The maximum possible payment to the highest ranking employees covered by the plan is equal to 12 weeks of severance pay and 3 months of COBRA coverage and outplacement services. Our Chief Executive Officer and our Chief Financial Officer and our Executive Officers, whose employment agreements provide for separate and superior severance benefits, and our employees based outside the United States, are not eligible to participate in the plan. Each of our other full-time employees who is involuntarily terminated as a result of the following circumstances is eligible to participate in the plan:

•	a corporate reorganization;

•	a reduction in staff and selection for participation in the plan by the Chief Executive Officer; or

•	a closure or reorganization of a facility or operation.

Potential Payments Upon Termination or Change in Control

The following table lists our named executive officers and the estimated payments and benefits they would have become entitled to had their employment with us terminated without cause or if a named executive officer resigned for good reason on December 31, 2009.

Name	Estimated Total Value of Cash Payment	Estimated Total Value of Health Coverage Continuation	Value of Accelerated Equity(1)
Stephen J. Fanning	$900,000	$30,567	$—
John F. Glenn	272,950	23,058	—
Clint Carnell	300,000	23,058	—
William Brodie	141,438	11,529	—
Leonard DeBenedictis	309,000	7,586	—

(1)	We estimate the value of acceleration of options and shares held by each of our named executive officers based on a share price of $2.03 per share as of December 31, 2009 and the number of options and shares held by each of our executive officers that were unvested as of December 31, 2009.

The following table lists the named executive officers and the estimated amounts they would have become entitled to had their employment with us terminated as a result of the change of control of the Company and had the named executive officer been terminated without cause or resigned for good reason on December 31, 2009.

Name	Estimated Total Value of Cash Payment	Estimated Total Value of Health Coverage Continuation	Value of Accelerated Equity(1)
Stephen J. Fanning	$1,620,000	$30,567	$433,845
John F. Glenn	409,425	23,058	149,449
Clint Carnell	450,000	23,058	199,880
William Brodie	198,013	11,529	94,258
Leonard DeBenedictis	432,600	7,586	178,200

(1)	We estimate the value of acceleration of options and shares held by each of our named executive officers based on a share price of $2.03 per share as of December 31, 2009 and the number of options and shares held by each of our executive officers that were unvested as of December 31, 2009.

Equity Incentive Awards Outstanding as of December 31, 2009

The following table lists the outstanding option awards held by our named executive officers as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Vesting Schedule
Stephen J. Fanning	79,375	301,625	$1.00	2/27/2019	(1)
	68,750	81,250	4.64	2/11/2018	(1)
	85,937	39,063	9.05	3/19/2017	(1)
	97,830	4,254	1.90	2/7/2016	(1)
	650,000	—	1.90	2/2/2015	(2)

John F. Glenn	28,958	110,042	1.00	2/27/2019	(1)
	83,854	91,146	4.64	2/11/2018	(2)

Clint Carnell	40,625	154,375	1.00	2/27/2019	(1)
	47,916	52,084	4.64	2/11/2018	(1)
	20,625	9,375	9.05	3/19/2017	(1)
	121,135	—	1.90	10/5/2015	(2)

William Brodie	16,250	61,750	1.00	2/27/2019	(1)
	2,500	—	4.63	2/19/2018	(3)
	38,333	41,667	4.64	2/11/2018	(1)
	9,000	3,000	8.70	2/28/2017	(1)
	24,916	1,084	3.00	5/3/2016	(2)

Leonard DeBenedictis	90,000	270,000	1.37	12/31/2018	(1)

(1)	The shares underlying this option vest 1/48 per month following the vesting commencement date.
(2)	The shares underlying this option vest 1/4 on the one year anniversary of the vesting commencement date and 1/48 per month thereafter.
(3)	The shares underlying this option are fully vested.

Aggregated Option Exercises in 2009

The following table lists the options exercised by our named executive officers in 2009.

Name	Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise
Stephen J. Fanning	—	—
John F. Glenn	—	—
Clint Carnell	—	—
William Brodie	—	—
Leonard DeBenedictis	—	—

Nonqualified Deferred Compensation

None of our named executive officers currently participates in a non-qualified defined contribution plan or other deferred compensation plan maintained by us.

Compensation Committee Interlocks and Insider Participation

Cathy L. McCarthy, Marti Morfitt, and Mark M. Sieczkarek are the current members of the compensation committee. No member of the compensation committee is an executive officer or former officer of ours. No executive officer of ours served on the board of directors of any entity whose executive officers included a director of ours.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management of Solta Medical, and based upon those discussions, the Committee has recommended to Solta Medical’s board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the undersigned members of the Compensation Committee.

Mark M. Sieczkarek, Chairman

Cathy L. McCarthy

Marti Morfitt

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of the Board of Directors

Our board currently consists of eight directors, divided among the three classes designated as Class I, Class II and Class III of approximately equal size. The members of each class are usually elected to serve three-year terms with the term of office for each class ending in successive years.

The term of our Class I directors, Stephen J. Fanning, Harold L. Covert and Marti Morfitt, expires at this Annual Meeting.

Stephen J. Fanning, Harold L. Covert and Marti Morfitt have been nominated for election to the board to serve as our Class I directors until the 2013 Annual Meeting or until their successors have been elected and qualified.

Vote Required

The nominees for directors receiving the highest number of affirmative votes of the shares entitled to vote for him or her shall be elected as director. Votes withheld from a director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR CLASS I DIRECTORS LISTED ABOVE.

PROPOSAL TWO—APPROVAL OF THE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

Changes Made in the 2006 Plan

Our 2006 Equity Incentive Plan was originally adopted by our board of directors in August 2, 2006 and approved by our stockholders in August 7, 2006. A total of 2,750,000 shares of common stock were initially authorized for issuance thereunder. The authorized amount was thereafter increased pursuant to the evergreen provisions of the 2006 Equity Incentive Plan as well as by shares subject to stock options or similar awards granted under the Company’s 1997 Stock Incentive Plan, or the 1997 Plan, that were returned and rolled into the 2006 Equity Incentive Plan pursuant to the terms of the 2006 Equity Incentive Plan. As of April 16, 2010, a total of 13,672,181 shares have been authorized for issuance under the 2006 Equity Incentive Plan.

Our board of directors is now requesting that our stockholders approve the 2006 Equity Incentive Plan, as amended and restated, or the Amended 2006 Plan, primarily to, among other things, allow the Company to qualify awards granted thereunder as “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. Our board of directors has approved the Amended 2006 Plan, subject to approval from our stockholders at the 2010 Annual Meeting. If our stockholders approve the Amended 2006 Plan, it will replace the current version of the 2006 Equity Incentive Plan and will continue in effect until August 2, 2016 unless terminated earlier by our board of directors. Approval of the Amended 2006 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2010 Annual Meeting. If the stockholders do not approve the Amended 2006 Plan, the current version of the 2006 Equity Incentive Plan will remain in effect through the remainder of its term.

The following is a summary of some of the material differences between the Amended 2006 Plan and the 2006 Equity Incentive Plan. This comparative summary is qualified in its entirety by reference to the actual text of the Amended 2006 Plan, set forth as Appendix A.

•

The 2006 Equity Incentive Plan was amended to allow the Company to continue to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Amended 2006 Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with awards granted under the Amended 2006 Plan to qualify as “performance-based” within the meaning of Section 162(m), the Amended 2006 Plan has been drafted to include limitations to the number of shares that may be granted on an annual basis through individual awards, which is necessary to allow the Company to be eligible to receive income tax deductions under Section 162(m), as follows:

Award Type	General Fiscal Year Limit	Additional Amount in Connection with Initial Service as an Employee
Stock Options	1,500,000 shares	3,000,000 shares
Stock Appreciation Rights	1,500,000 shares	3,000,000 shares
Restricted Stock	300,000 shares	600,000 shares
Restricted Stock Units	300,000 shares	600,000 shares
Performance Shares	300,000 shares	600,000 shares
Performance Units	$1,000,000	N/A
Deferred Stock Units	Same as underlying Restricted Stock, Restricted Stock Unit, Performance Share, or Performance Unit	Same as underlying Restricted Stock, Restricted Stock Unit, Performance Share, or Performance Unit

•

Specific performance criteria have been added to the Amended 2006 Plan so that certain Awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow the Company to be eligible to receive income tax deductions, notwithstanding the limitations, under Section 162(m). These performance criteria include: attainment of research and development milestones, business divestitures and acquisitions, cash flow, cash position, collaboration arrangements, collaboration progression, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, expense reduction, financing events, gross margin, growth with respect to any of the foregoing measures, growth in bookings, growth in revenues, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, pre-tax profit, product approvals, product sales, productivity, profit, projects in development, regulatory filings, return on assets, return on capital, return on stockholder equity, return on investment, return on sales, revenue, revenue growth, sales growth, sales results, stock price increase, time to market, total stockholder return, and working capital.

•	The Amended 2006 Plan permits the Company to grant deferred stock units and dividend equivalents to our employees, consultants, and directors.

•

The definition of “Change in Control” is amended in the Amended 2006 Plan to comply with Section 409A of the Internal Revenue Code, or Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may have negative tax consequences, as described in “Federal Tax Aspects” below.

•

The Amended 2006 Plan provides for mandatory adjustments in the event of certain corporate transactions or changes in corporate structure. The accounting rules were revised since the original adoption of the 2006 Equity Incentive Plan to provide that discretion to make adjustments on these corporate events would result in adverse accounting treatment for the Company at the time of the event.

Our board of directors believes that the approval of the Amended 2006 Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the Amended 2006 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals.

Summary of the Amended 2006 Plan

The following is a summary of the principal features of the Amended 2006 Plan and its operation. The summary is qualified in its entirety by reference to the Amended 2006 Plan itself set forth in Appendix A.

The Amended 2006 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, (vi) deferred stock units, and (vii) dividend equivalents. Each of these is referred to individually as an “Award” or collectively as “Awards” and each holder of an Award is referred to as a “participant” or collectively as “participants.” Those eligible for Awards under the Amended 2006 Plan include employees and consultants who provide services to us or our parent or subsidiaries as well as directors of the Company. As of April 16, 2010, approximately 299 of our employees, directors and consultants would be eligible to participate in the Amended 2006 Plan.

Number of Shares of Common Stock Available Under the Amended 2006 Plan. The maximum aggregate number of shares that may be awarded and sold under the Amended 2006 Plan is (A) 13,672,181 shares, which includes shares returned to the Amended 2006 Plan prior to April 16, 2010 under (B) below and increases under (C) below for years prior to our board of directors’ approval of the Amended Plan, plus (B) any shares subject to stock options or similar awards granted under our 1997 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under our 1997 Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added to the Amended 2006 Plan pursuant to this clause (B) equal to 3,750,000 shares (which includes shares previously returned to the Amended 2006 Plan pursuant to clause (B)), plus (C) an annual increase to be added on the first day of each fiscal year in an amount equal to the least of 1,800,000 shares, 3.5% of the outstanding shares on the last date of the immediately preceding fiscal year, or an amount determined by our board of directors. The shares may be authorized, but unissued, or reacquired common stock.

If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance shares, performance units, or deferred stock units, is forfeited to or repurchased by us, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Amended 2006 Plan (unless the Plan has terminated). Upon exercise of a stock appreciation right settled in shares, only shares actually issued pursuant to the stock appreciation right will cease to be available under the Amended 2006 Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Amended 2006 Plan. Shares that have actually been issued under the Amended 2006 Plan under any Award will not be returned to the Amended 2006 Plan and will not become available for future distribution under the Amended 2006 Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares, performance units, or deferred stock units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Amended 2006 Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Amended 2006 Plan.

If we declare a dividend or other distribution or engage in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting our shares, the Administrator will adjust the (i) number and class of shares available for issuance under the Amended 2006 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Amended 2006 Plan. Our board of directors, or its compensation committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our board of directors, referred to as the “Administrator,” will administer the Amended 2006 Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, or the Exchange Act. To the extent the Administrator determines it desirable to qualify awards granted under the Amended 2006 Plan as “performance-based compensation”, the members of the committee will consist of two or more “outside directors” under Section 162(m) (so that we can receive a federal tax deduction for certain compensation paid under the Amended 2006 Plan).

Subject to the terms of the Amended 2006 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Amended 2006 Plan), and to interpret the provisions of the Amended 2006 Plan and outstanding Awards. The Administrator may implement an exchange program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, Awards of a different type and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

Formula Awards to Outside Directors. The Amended 2006 Plan provides that each person who first becomes an outside director will automatically receive an option to purchase 50,000 shares on or about the date the person first becomes an outside director, referred to as an initial option, provided, that a director who is an employee, or an inside director, who ceases to be an inside director, but who remains a director will not receive an initial option. Outside directors will also automatically receive an option to purchase 25,000 shares on the date of each annual meeting of stockholders, referred to as the annual option, provided he or she will have served on our board of directors for at least the preceding six months. Each initial option will vest and become exercisable ratably over three years, with 1/36th of the shares subject to the initial option vesting monthly, provided the participant continues to serve as a director through such dates. Each annual option will vest and become exercisable ratably over one year, with 1/12th of the shares subject to the annual option vesting monthly, provided the participant continues to serve as a director through such dates.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the Amended 2006 Plan. The Administrator determines the number of shares subject to each option, although the Amended 2006 Plan provides that a participant may not receive options for more than 1,500,000 shares in any fiscal year, except in connection with his or her initial employment with us, in which case he or she may be granted an option covering up to an additional 3,000,000 shares.

The Administrator determines the exercise price of options granted under the Amended 2006 Plan, provided the exercise price of options must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed 10 years. In addition, with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed 5 years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) 3 months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability, but in no event later than the expiration of the option’s term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. On the date set forth in the Award agreement, all unearned shares of restricted stock will be forfeited to us. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 600,000 shares of restricted stock in connection with his or her initial employment with us. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and generally will be entitled to receive all dividends and other distributions paid with respect to those shares, except that dividends or distributions paid in shares will be subject to the same restrictions on transferability and forfeiture as the shares of restricted stock with respect to which they were paid.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may only settle earned restricted stock units in cash, shares, or a combination of both. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 600,000 restricted stock units in connection with his or her initial employment with us.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Amended 2006 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Amended 2006 Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. No participant will be granted stock appreciation rights covering more than 1,500,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 3,000,000 shares in connection with his or her initial employment with us.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that in connection with his or her initial employment with the Company, a participant may be granted performance shares covering up to an additional 600,000 shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Deferred Stock Units. The Administrator will be able to grant deferred stock units, which are Awards that consist of a restricted stock, restricted stock unit, performance share or performance unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator and applicable law, including Section 409A. Deferred stock units will remain subject to the claims of the Company’s general creditors until distributed to the participant.

Dividend Equivalents. The Administrator will be able to grant dividend equivalents, which is a credit, payable in cash or additional shares, awarded at the discretion of the Administrator, to the account of a participant in an amount equal to the cash dividends paid on one share for each share represented by an Award. Dividend equivalents may be subject to the same vesting restrictions as apply to a related Award.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units, deferred stock units, and dividend equivalents and other incentives under the Amended 2006 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement including attainment of research and development milestones, business divestitures and acquisitions, cash flow, cash position, collaboration arrangements, collaboration progression, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, expense reduction, financing events, gross margin, growth with respect to any of the foregoing measures, growth in bookings, growth in revenues, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, pre-tax profit, product approvals, product sales, productivity, profit, projects in development, regulatory filings, return on assets, return on capital, return on stockholder equity, return on investment, return on sales, revenue, revenue growth, sales growth, sales results, stock price increase, time to market, total stockholder return, and working capital. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any Award granted subject to performance goals, within the first 25% of the performance period, but in no event more than ninety days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an Award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such Awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an Award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards. Awards granted under the Amended 2006 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event we experience a merger or change in control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction. In the event that the successor corporation does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units, deferred stock units, and dividend equivalents will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant (unless such resignation is at the request of the acquirer), then the participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units, deferred stock units, and dividend equivalents shall lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Amendment and Termination of the Amended 2006 Plan. Our board of directors will have the authority to amend, alter, suspend or terminate the Amended 2006 Plan, except that stockholder approval will be required for any amendment to the Amended 2006 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Amended 2006 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us. The Amended 2006 Plan will terminate in August 2, 2016, unless our board of directors terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive under the Amended 2006 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. As described above, stock options are granted to outside directors pursuant to a formula. The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the 2006 Equity Incentive Plan during the last fiscal year and (b) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Stephen J. Fanning	381,000	$1.00
John F. Glenn	139,000	$1.00
Clint Carnell	195,000	$1.00
William Brodie	78,000	$1.00
Leonard DeBenedictis	—	—
All executive officers, as a group	1,023,000	$1.14
All directors who are not executive officers, as a group	125,000	$1.39
All employees who are not executive officers, as a group	1,262,480	$1.22

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the Amended 2006 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Deferred Stock Units. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares, performance units, or deferred stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Dividend Equivalents. A participant will recognize taxable income upon the payout of a dividend equivalent.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an Award under the Amended 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended 2006 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Amended 2006 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A. Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Amended 2006 Plan with a deferral feature, including nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock, will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the

Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states such as California adopted similar provisions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Purpose for recommending amendment of the Amended 2006 Plan and approval of its material terms

We believe that the amendments to the Amended 2006 Plan and the approval of its material terms is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Amended 2006 Plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors.

Vote Required

Approval of the Amended 2006 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2010 Annual Meeting of Stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2006 EQUITY INCENTIVE PLAN.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2010. If our stockholders fail to ratify the Audit Committee’s selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of our company and our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

In 2009, PricewaterhouseCoopers LLP resigned as our independent registered public accounting firm. The reports of PricewaterhouseCoopers LLP on our consolidated financial statements as of and for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2008 and 2007, and through May 6, 2009, there were no (a) disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter thereof in connection with its reports on the financial statements of Solta Medical, Inc. for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

We provided PricewaterhouseCoopers LLP with a copy of the disclosures we proposed to make in a current report on Form 8-K filed on April 30, 2009, as amended on May 13, 2009, and requested from PricewaterhouseCoopers LLP a letter indicating whether or not it agrees with such disclosures. A copy of PricewaterhouseCoopers LLP’s letter was filed as an exhibit to the Form 8-K reporting the change in our auditors.

Also on April 29, 2009, we selected Deloitte & Touche LLP to serve as our independent registered public accounting firm. During the years ended December 31, 2008 and 2007, and through May 6, 2009, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

Fees Paid to Independent Registered Public Accounting Firm

The following information sets out the fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, during the fiscal years 2009 and 2008.

Service Category	2009	2008
Audit Fees	$46,100	$1,234,358
Audit-Related Fees	15,000	151,640
Tax Fees	10,000	25,000
All Other Fees	21,500	369,700

Total	$92,600	$1,780,698

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of the Company’s 2008 financial statements, the review of quarterly financial statements, and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements, such as advisory on Sarbanes-Oxley compliance; “tax services fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

The following information sets out the fees paid to our independent registered public accounting firm, Deloitte & Touche LLP, during the fiscal years 2009 and 2008.

Service Category	2009	2008
Audit Fees	$476,000	$—
Audit-Related Fees	29,005	—
Tax Fees	—	—
All Other Fees	—	—

Total	$505,005	$—

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of the Company’s 2009 financial statements, the review of quarterly financial statements, and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements, such as advisory on Sarbanes-Oxley compliance; “tax services fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by the independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services provided by PricewaterhouseCoopers LLP and Deloitte & Touche LLP described in the tables above were approved by the Audit Committee.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our board intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the board of directors,

By:	/s/ Stephen J. Fanning
Stephen J. Fanning
Chairman, President and Chief Executive Officer

Hayward, California

April 23, 2010

Appendix A

SOLTA MEDICAL, INC.

2006 EQUITY INCENTIVE PLAN

(As Amended and Restated April 13, 2010)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Deferred Stock Units and Dividend Equivalents.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Deferred Stock Units or Dividend Equivalents.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control”

(i) Before the April 13, 2010 amendment and restatement of the Plan, “Change in Control” means the occurrence of any of the following events:

(1) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(2) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(3) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent

Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(4) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(ii) After the April 13, 2010 amendment and restatement of the Plan, “Change in Control” means the occurrence of any of the following events:

(1) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; or

(2) If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection 2(f)(ii)(2), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(3) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection 2(f)(ii)(3), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f)(ii), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Solta Medical, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 0.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in

Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Inside Director” means a Director who is an Employee.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Optioned Stock” means the Common Stock subject to an Award.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means the holder of an outstanding Award.

(ee) “Performance Goals” will have the meaning set forth in Section 0 of the Plan.

(ff) “Performance Period” means any Fiscal Year or such longer or shorter period as determined by the Administrator in its sole discretion.

(gg) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(hh) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Plan” means this 2006 Equity Incentive Plan.

(kk) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(oo) “Section 16(b)” means Section 16(b) of the Exchange Act.

(pp) “Service Provider” means an Employee, Director or Consultant.

(qq) “Share” means a share of the Common Stock, as adjusted in accordance with Section 0 of the Plan.

(rr) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(ss) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 0 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 13,672,181 Shares, which includes increases under Section 3(b) below for years prior to the April 13, 2010 amendment and restatement of the Plan, plus (ii) any Shares subject to stock options or similar awards granted under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1997 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to this clause (ii) equal to 3,750,000 Shares (which includes Shares returned to the Plan pursuant to clause (ii) prior to the April 13, 2010 amendment and restatement of the Plan). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan shall be increased on the first day of each Fiscal Year in an amount equal to the least of (A) 1,800,000 Shares, (B) three and one-half percent (3.5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (C) such number of Shares determined by the Board.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or Deferred Stock Units, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the

Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Deferred Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 0, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine the terms and conditions of any, and to institute any Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 0(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards;

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 0;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to determine whether Dividend Equivalents will be granted in connection with another Award;

(xiii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Deferred Stock Units and Dividend Equivalents may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 1,500,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial employment, an Employee may be granted Options covering up to an additional 3,000,000 Shares.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(1) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 0 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as a result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year, no Participant will receive more than an aggregate of 300,000 Shares of Restricted

Stock. Notwithstanding the foregoing limitation, in connection with his or her initial employment, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 600,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 100,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of

Section 162(m) of the Code, in connection with his or her initial employment, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(c) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant; provided, however, that no Participant will be granted, in any Fiscal Year, Stock Appreciation Rights covering more than 1,500,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial employment, an Employee may be granted Stock Appreciation Rights covering up to an additional 3,000,000 Shares.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right shall be determined by the Administrator and shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial employment, an Employee may be granted up to an additional 600,000 Performance Shares and additional Performance Units having an initial value of up to $0.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares

(which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Deferred Stock Units.

(a) General. Deferred Stock Units will consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units will remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b) Code Section 162(m). Deferred Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code will be subject to the annual Code Section 162(m) limits applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 0, 0, 0, or 0, as applicable.

12. Formula Awards to Outside Directors.

(a) General. Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under this Plan, including discretionary Awards not covered under this Section 0. All grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b) Type of Option. If Options are granted pursuant to this Section they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(c) No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 0 (g) and 0).

(d) Initial Award. Each person who first becomes an Outside Director following the Registration Date will be automatically granted an Option to purchase fifty thousand (50,000) Shares (the “Initial Award”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.

(e) Annual Award. Each Outside Director will be automatically granted an Option to purchase twenty-five thousand (25,000) Shares (an “Annual Award”) on each date of the annual meeting of the stockholders of the Company beginning in 2009, if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(f) Terms. The terms of each Award granted pursuant to this Section will be as follows:

(i) The term of the Award will be ten (10) years.

(ii) The exercise price for Shares subject to Awards will be one hundred percent (100%) of the Fair Market Value on the grant date.

(iii) Subject to Section 0, the Initial Award will vest and become exercisable ratably over three (3) years, with 1/36th of the Shares subject to the Initial Award vesting monthly, provided that the Participant continues to serve as a Director through each such date.

(iv) Subject to Section 0, the Annual Award will vest and become exercisable ratably over one (1) year, with 1/12th of the Shares subject to the Annual Award vesting monthly, provided that the Participant continues to serve as a Director through each such date.

(g) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 0, including, without limitation, the number of Shares and exercise prices thereof, for Awards granted on or after the date the Administrator determines to make any such change or revision.

13. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 0 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 0.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred Stock Units, Dividend Equivalents, and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including attainment of research and development milestones, business divestitures and acquisitions, cash flow, cash position, collaboration arrangements, collaboration progression, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per Share, expense reduction, financing events, gross margin, growth with respect to any of the foregoing measures, growth in bookings, growth in revenues, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, internal rate of return, market share, net income, net profit, net sales, new product development, new product invention or innovation, number of customers, operating cash flow, operating expenses, operating income, operating margin, pre-tax profit, product approvals, product sales, productivity, profit, projects in development, regulatory filings, return on assets, return on capital, return on stockholder equity, return on investment, return on sales, revenue, revenue growth, sales growth, sales results, stock price increase, time to market, total stockholder return, and working capital. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing: (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the

Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified “performance-based compensation” under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified “performance-based compensation” as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one (1) day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Sections 3, 6, 7, 8, 9, and 0 of the Plan and the number of Shares issuable pursuant to Awards to be granted under Section 0 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Deferred Stock Units and Dividend Equivalents will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, Performance Share, or Deferred Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 0(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Deferred Stock Units and Dividend Equivalents will lapse, and, with respect to Performance Units and Performance Shares, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

17. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

18. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20. Term of Plan. Subject to Section 0 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board unless terminated earlier under Section 0 of the Plan.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SOLTA MEDICAL, INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Solta Medical, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 23, 2010 and hereby appoints Stephen J. Fanning and John F. Glenn, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2010 Annual Meeting of Stockholders of Solta Medical, Inc. to be held on June 3, 2010, at 9:00 a.m., local time, at Solta Medical’s offices located at 25881 Industrial Boulevard, Hayward, California 94545, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTORS; (2) FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2006 EQUITY INCENTIVE PLAN; AND (3) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. Election of Directors	FOR	WITHHOLD

Class I Nominees:

STEPHEN J. FANNING	☐	☐
HAROLD L. COVERT	☐	☐
MARTI MORFITT	☐	☐

2. Proposal to approve the amendment and restatement of the 2006 Equity Incentive Plan primarily to, among other things, allow the Company to qualify awards granted thereunder as “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of Solta Medical for the fiscal year ending December 31, 2010.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES

SIGNATURE(S)	SIGNATURE(S)	Date:	, 2010

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If the stock you are voting is registered in the name of two or more persons, each should sign. Persons signing in a fiduciary capacity should use their respective titles. If shares are held by joint tenants or as community property, both parties should sign.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2010.

The Company’s Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at http://phx.corporate-ir.net/phoenix.zhtml?c=178331&p=proxy.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM local time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail

http://www.voteproxy.com Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1 (800) 776-9437 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.